POWER OF ATTORNEY



	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Mark R. Baker and Robert A. McKinney, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

prepare, execute and submit to the U.S. Securities and Exchange Commission (SEC), in the undersigned's name and on the undersigned's behalf, a Form ID, amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
(Exchange Act) and the rules and regulations promulgated thereunder as a result of the undersigned's capacity as an officer and/or director of, and/or ownership of and/or transactions in securities of, Progenics Pharmaceuticals, Inc. (the Company);

prepare, execute and submit to or file with the SEC and any stock exchange or other authority, for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with said Section, rules and regulations, and do and perform any and all other acts for and on behalf of the undersigned which may be necessary or desirable in connection therewith; and

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or in the best interest or legally required of, the undersigned, the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney being in such form and containing such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that neither the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, nor the Company are assuming any of the undersigned's responsibilities to comply with the Exchange Act or any rule or regulation promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or their substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 6th day of July, 2009.



/s/ Thomas A. Boyd

Signature

Thomas A. Boyd

Print Name


\\\DC - 57385/2 - #1301253 v1



\\\DC - 57385/2 - #1301253 v1